UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2010 (January 4, 2010)

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma

(State or other jurisdiction of incorporation)

001-32886	73-0767549
(Commission File Number)	(IRS Employer Identification No.)

302 N. Independence Enid, Oklahoma	73701
(Address of principal executive offices)	(Zip Code)

(580) 233-8955

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 6, 2010, Continental issued a press release announcing the improved initial well production rates during the fourth quarter of 2009 in the North Dakota Bakken field. A copy of the press release is being furnished as an exhibit to this report on Form 8-K.

In accordance with General Instruction B.2 to Form 8-K, the information being filed under Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing.

Item 8.01 Other Events.

On January 4, 2010, Continental Resources, Inc. entered into collars covering 4,000 barrels of oil per day for the period from July 2010 through December 2010 with a floor price of $75.00 and a ceiling price of $94.50. Additionally, on January 4, 2010, Continental Resources, Inc. entered into a fixed-price swap covering 2,500 barrels of oil per day for the period from January 2010 through December 2010. During each month of the contract, Continental Resources will receive a fixed price of $83.24 per barrel and will pay to the counterparties the average of the NYMEX crude oil futures contract settlement price for such month.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit Number	Description

99.1	Press release dated January 6, 2010 – North Dakota Bakken Production Rates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL RESOURCES, INC.
(Registrant)

Dated: January 6, 2010	By:	/S/ JOHN D. HART
John D. Hart Senior Vice President, Chief Financial Officer and Treasurer